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                                   JONES & KELLER
                                  Attorneys At Law
                             A Professional Corporation
                                   1625 Broadway
                                     Suite 1600
                                  Denver, Colorado
                                                        Telephone (303) 573-1600
                                                       Telecopier (303) 573-0769


                                   July 27, 2000


Board of Directors
Tipperary Corporation
633 Seventeenth Street
Suite 1550
Denver, Colorado  80202


     Re:  Tipperary Corporation -
          Registration Statement on Form S-8


Gentlemen:

     We have acted as counsel to Tipperary Corporation, a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 500,000 shares of $.02 par value common stock (the "Common Stock") of the Company which may be issued pursuant to the 1997 Long-Term Incentive Plan (the "Plan").

     This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

     In connection with this opinion, we have examined the applicable laws of the State of Texas and relied upon the original, or copies certified to our satisfaction, of (1) the Restated Articles of Incorporation and the Bylaws of the Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of shares of Common Stock pursuant to the Plan; and (3) the Registration Statement and its exhibits. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all

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Board of Directors
Tipperary Corporation
July 27, 2000
Page 2

documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Restated Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, we are of the opinion that the shares of Common Stock issued in accordance with the terms of the Plan, and in accordance with the terms of, and upon expiration of all restrictions and performance of all requirements contained in specific awards granted pursuant to the Plan, when issued, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement.

                                   Very truly yours,

                                   /s/ Jones & Keller, P.C.

                                   JONES & KELLER, P.C.